Exhibit 10.1
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT OF REAL PROPERTY AND JOINT ESCROW INSTRUCTIONS
(Amber Oaks III)
     THIS FIRST AMENDMENT (the “Amendment”) is dated as of the ___day of June, 2006 and is by and between TREIT-AMBEROAKS, LP, a Texas limited partnership, NNN AMBEROAKS 1, LLC, a Texas limited liability company, NNN AMBEROAKS 2, LLC, a Texas limited liability company, NNN AMBEROAKS 3, LLC, a Texas limited liability company (collectively, “Seller”), and CHASE MERRITT AMBER OAKS III, L.P., a Delaware limited partnership or its assigns (“Purchaser”).
RECITALS
     A. Seller and Chase Merritt, LP, a Delaware limited partnership, entered into a Purchase and Sale Agreement of Real Property and Escrow Instructions which was fully executed on May 8, 2006 (the “Agreement”), wherein the Seller agreed to sell and Purchaser agreed to purchase certain property more particularly described therein, located in Williamson County, Texas.
     B. Chase Merritt, LP assigned the Agreement to Purchaser on or about May 30, 2006.
     C. Purchaser and Seller desire to amend the terms of the Agreement as set forth herein.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.	Closing. Section 7.2 is hereby amended to provide that the Closing shall occur on or before June 13, 2006.

2.	Purchase Price. Section 2 of the Agreement is hereby amended to provide that the Purchase Price shall be reduced to Thirty-Two Million Nine Hundred Sixty-Five Thousand Dollars ($32,965,000).

3.	Counterparts. This Amendment may be executed by fax transmission and in counterparts, each of which executed by all parties shall constitute one and the same instrument.

4.	Entire Agreement and Conflicts. Except as modified herein, there are no changes to the Agreement, and the Agreement as herein modified, remains in full force and effect. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first above written.
EXECUTED on this the   7   day of   June  , 2006 by:
SELLER:

TREIT - AMBEROAKS, LP, a Texas limited liability company
By:	/s/ Louis Rogers
	Name:	Louis Rogers
	Title:	President

NNN AMBEROAKS 1, LLC, a Texas limited liability company
By:	/s/ Louis Rogers
	Name:	Louis Rogers
	Title:	President

NNN AMBEROAKS 2, LLC, a Texas limited liability company
By:	/s/ Louis Rogers
	Name:	Louis Rogers
	Title:	President

NNN AMBEROAKS 3, LLC, a Texas limited liability company
By:	/s/ Louis Rogers
	Name:	Louis Rogers
	Title:	President

EXECUTED on this the       day of       , 2006 by:
BUYER:

CHASE MERRITT AMBER OAKS III, LP a Delaware limited partnership By: Chase Merritt GP III, Inc., a Delaware Corporation Its: General Partner
By:	/s/ Chad Horning
	Name:	Chad Horning
	Title:	President